Exhibit 16.1

Audit ● Tax ● Consulting ● Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

March 24, 2025

Securities and Exchange Commission

100 F. Street

Washington, DC 20549

Re:	AiXin Life International, Inc.

We have read the statements that AiXin Life International, Inc. (the “Company”), included under Item 4.02 of the Form 8-K dated March 24, 2025, and agree with the statements contained therein as they relate to our firm.

We have no basis to agree or disagree with the other statements made by the Company in the Form 8-K.

Very truly yours,

/s/ KCCW Accountancy Corp
Diamond Bar, CA